               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To  Certificateholders

Distribution Date:  July 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          361,805,018.18
TOTAL PRINCIPAL:                                           3,948,086.60
PREPAYMENTS:                                               3,447,985.79
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,537,572.07

LOAN GROUP 2 PRINCIPAL BALANCE:                          172,590,349.68
TOTAL PRINCIPAL:                                             736,695.24
PREPAYMENTS:                                                 587,031.23
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,420,161.43


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  17,934,450.15

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      152,397.13      135,319.82
SERVICING FEES GROUP 2:                       72,219.60       66,641.43

GUARANTEE FEES DUE GROUP 1:                                  977,709.97
GUARANTEE FEES DUE GROUP 2:                                  233,720.22
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  July 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8500%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.9500%

-----------------------------------------------------------------------------------

DELINQUENT AND                                                             LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   7,229,954.30   1,722,271.72  541,963.39       0.00
NUMBER OF LOANS                        145             28          11          0

PRINCIPAL BALANCE - GROUP 2   2,409,987.48     853,573.18  386,146.17       0.00
NUMBER OF LOANS                         34              9           5          0

AGGREGATE PRINCIPAL BALANCE   9,639,941.78   2,575,844.90  928,109.56       0.00
AGGREGATE NUMBER OF LOANS              179             37          16          0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           14

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                          839,986.53

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                            4

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                          297,644.02

REO LOANS - GROUP 1:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                        0.00

REO LOANS - GROUP 2:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                        0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  July 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company